EXHIBIT 99.1

Bar Harbor Bankshares Announces Pricing of Common Stock Offering

BAR HARBOR, Maine—December 16, 2009—(BUSINESS WIRE)— Bar Harbor Bankshares (the “Company”) (NYSE Amex: BHB), parent company of Bar Harbor Bank & Trust, today announced the pricing of an underwritten public offering of 800,000 shares of its common stock at a price of $27.50 per share for gross proceeds of approximately $22 million. The Company expects to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support the Company’s growth. The Company may also seek approval of its regulators to utilize the net proceeds of the offering to repurchase all or a portion of its Series A preferred shares sold to the U.S. Department of the Treasury, or the warrants for common stock received by the Treasury.

The Company expects to close the sale of common stock, subject to customary conditions, on December 21, 2009. RBC Capital Markets Corporation is acting as sole underwriter for the offering. The Company has granted RBC Capital Markets Corporation a 30-day option to purchase up to an additional 120,000 shares of the Company’s common stock to cover over-allotments, if any. The common stock is being issued pursuant to a prospectus supplement to the prospectus filed as a part of the Company’s effective shelf-registration statement on Form S-3 (File No. 333-162450).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about Bar Harbor Bankshares and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from RBC Capital Markets, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate or by faxing (212) 428-6260 or calling (212) 428-6670.

About Bar Harbor Bankshares

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with twelve branch office locations serving downeast and midcoast Maine. Bar Harbor Bankshares is a member of the Russell 2000 and 3000 indices.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended. You can identify these forward-looking statements by the use of words like “strategy,” “anticipates” “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” “may” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include, but are not limited to, those made in connection with estimates with respect to the future results of operation, financial condition, and the business of the Company which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, internal controls, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. For more information about these risks and uncertainties and other factors, please see the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.